                                EXHIBIT 99





FOR RELEASE:   IMMEDIATELY
DATE:          AUGUST 26, 1997
CONTACT:       TANYA BERG
               CORPORATE COMMUNICATIONS
               (616) 771-4364


                OLD KENT NAMES NEW CHIEF FINANCIAL OFFICER


     GRAND RAPIDS, MICHIGAN - David J. Wagner, Chairman, President and

Chief Executive Officer of Old Kent Financial Corporation, announced that the Board of Directors has appointed William L. Sanders Senior Executive

Vice President and Chief Financial Officer.

     In making the announcement, Wagner said, "Mr. Sanders will be a significant addition to Old Kent and a key member of our senior management committee.  We look forward to the financial expertise and broad strategic perspective he brings to our organization."

     Mr. Sanders, a certified public accountant, has extensive experience in financial services and joins Old Kent from Bank Plus Corporation in Los

Angeles, California.  He has served as Executive Vice President and Chief

Financial Officer at Bank Plus since 1995.  Mr. Sanders served from 1992 to

1994 as Executive Vice President and CFO for H.F. Ahmanson & Company (Home

Savings of America), with $50 billion in assets, one of the largest savings institution in America and the fifth largest in the world.  In addition,


                                -more-

Mr. Sander's career includes being the CFO and Treasurer of an insurance and real estate conglomerate.  Prior to that, he spent seventeen years in public accounting, including working in the commercial bank specialty area of KMPG Peat Marwick in St. Louis and as Director of the Financial

Industries Group of Deloitte & Touche in Los Angeles.

     Mr. Sanders is an active member of AICPA and serves on the Board of

Directors of the Boys & Girls Club of Pasadena.  A native of Lansing,

Michigan, he received both his bachelors and masters degrees in Psychology from Southern Illinois University.


                                   ###